EXHIBIT 23.1



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                              CONSENT OF ATTORNEYS



     Reference is made to the Registration Statement of Vanguard Energy Corporation on Form S-3 whereby the Company plans to sell the following securities:

     o 4,800,000 shares of the Company's common stock issuable upon the exercise of the Company's Class A warrants;


     o    480,000 units issuable upon the exercise of underwriters' warrants;


     o 480,000 shares of the Company's common stock issuable upon the exercise of underwriters' warrants; and

     o 480,000 Class A warrants issuable upon the exercise of underwriters' warrants.

     Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

                                Very truly yours,

                                HART & HART, LLC

                                /s/ William T. Hart

                                 William T. Hart



Denver, Colorado
July 10, 2013